UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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The ONE Group Hospitality, Inc.

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THE ONE GROUP HOSPITALITY, INC.
411 W. 14th Street, 2nd Floor
New York, New York 10014

April 29, 2016

To Our Stockholders:

You are cordially invited to attend the 2016 annual meeting of stockholders of The ONE Group Hospitality, Inc. to be held at 11:00 a.m. EDT on Wednesday, June 1, 2016 at STK, 26 Little West 12th Street, New York, NY 10014, 3rd Floor.

Details regarding the meeting, the business to be conducted at the meeting, and information about The ONE Group Hospitality, Inc. that you should consider when you vote your shares are described in this proxy statement.

At the annual meeting, one person will be elected to our Board of Directors. In addition, we will ask stockholders to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016, and to approve by an advisory vote the compensation of our named executive officers as disclosed in this proxy statement. The Board of Directors recommends the approval of each of the three proposals. Such other business will be transacted as may properly come before the annual meeting.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of The ONE Group Hospitality, Inc. We look forward to seeing you at the annual meeting.

Sincerely,

Jonathan Segal
Chief Executive Officer

THE ONE GROUP HOSPITALITY, INC.
411 W. 14th Street, 2nd Floor
New York, New York 10014

April 29, 2016

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

TIME: 11:00 a.m.
DATE: June 1, 2016
PLACE: STK, 26 Little West 12th Street, New York, NY 10014, 3rd Floor
PURPOSES:

1.	To elect one Class III director to serve a three-year term expiring in 2019;
2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;
3.	To approve by an advisory vote the compensation of our named executive officers, as disclosed in this proxy statement; and
4.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of The ONE Group Hospitality, Inc. common stock at the close of business on April 20, 2016. A list of stockholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices located at 411 W. 14th Street, 2nd Floor, New York, New York 10014.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote and submit your proxy by the Internet or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Sonia Low
Secretary

i

THE ONE GROUP HOSPITALITY, INC.
411 W. 14th Street, 2nd Floor
New York, New York
10014

PROXY STATEMENT FOR THE ONE GROUP HOSPITALITY, INC.
2016 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 1, 2016

This proxy statement, along with the accompanying notice of 2016 annual meeting of stockholders, contains information about the 2016 annual meeting of stockholders of The ONE Group Hospitality, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 11:00 a.m., local time, on Wednesday, June 1, 2016, at STK, 26 Little West 12th Street, New York, NY 10014, 3rd Floor.

In this proxy statement, we refer to The ONE Group Hospitality, Inc. as “The ONE Group Hospitality, Inc.,” the “Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the annual meeting.

On or about May 2, 2016, we will send this proxy statement, the attached Notice of Annual Meeting of Stockholders and the enclosed proxy card to all stockholders entitled to vote at the annual meeting.

Although not part of this proxy statement, we are also sending, along with this proxy statement, our 2015 annual report, which includes our financial statements for the fiscal year ended December 31, 2015.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON JUNE 1, 2016

This proxy statement and our 2015 annual report to stockholders are available for viewing, printing and downloading at http://www.togrp.com/proxy.html. To vote your shares please follow the instructions contained on your proxy card; you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery by following the instructions contained on your proxy card.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2015, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investor Relations” section of our website at www.togrp.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Samuel Goldfinger, The ONE Group Hospitality, Inc., 411 West 14th Street, 2nd Floor, New York, New York 10014. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

The Board of Directors (the “Board of Directors”) of The ONE Group Hospitality, Inc. is soliciting your proxy to vote at the 2016 annual meeting of stockholders to be held at STK, 26 Little West 12th Street, New York, NY 10014, 3rd Floor, on Wednesday, June 1, 2016 at 11:00 a.m. and any adjournments of the meeting, which we refer to as the annual meeting. The proxy statement along with the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice, the proxy card and a copy of our Annual Report for the fiscal year ended December 31, 2015, because you owned shares of The ONE Group Hospitality, Inc. common stock, par value $0.0001 per share (the “common stock”) on the record date. The Company intends to commence distribution of the proxy materials to stockholders on or about May 2, 2016.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on April 20, 2016, are entitled to vote at the annual meeting. On this record date, there were 24,989,560 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet. You may specify whether your shares should be voted for or withheld for the nominee for director and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board of Directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, Continental Stock Transfer & Trust Company, Inc. (“Continental”), or you have stock certificates registered in your name, you may vote:

•	By Internet. Follow the instructions included in the proxy card to vote by Internet.
•	By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board of Directors’ recommendations as noted below.
•	In person at the meeting. If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 7:00 p.m. Eastern Time on May 31, 2016.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions from the holder of record in order for your shares to be voted. Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of the nominee for director;
•	“FOR” the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016; and
•	“FOR” the advisory vote on the compensation of our named executive officers, as disclosed in this proxy statement.

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;
•	by re-voting on the Internet as instructed above;
•	by notifying The ONE Group Hospitality, Inc.’s Secretary in writing before the annual meeting that you have revoked your proxy; or
•	by attending the annual meeting in person and voting in person. Attending the annual meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current vote, whether by Internet or proxy card is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

Your bank, broker or other nominee does not have the ability to vote your uninstructed shares in the election of the director. Therefore, if you hold your shares in street name it is critical that you cast your vote if you want your vote to be counted for the election of the director (Proposal 1 of this proxy statement). In the past, if you held your shares in street name and you did not indicate how you wanted your shares to be voted in the election of directors, your bank, broker or other nominee was allowed to vote your shares on your behalf in the election of directors as it deemed appropriate. In addition, your bank, broker or other nominee is prohibited from voting your uninstructed shares on any matters related to executive compensation. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors or on matters related to executive compensation, no votes will be cast on these proposals on your behalf.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Director	The nominee for director who receives the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR the nominee or WITHHOLD your vote from the nominee. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.
Proposal 2: Ratify Selection of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the votes cast by the stockholders present or represented by proxy and entitled to vote at the annual meeting is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for 2016, our Audit Committee of our Board of Directors will reconsider its selection.
Proposal 3: Approve an Advisory Vote on the Compensation of our Named Executive Officers	The affirmative vote of a majority of the votes cast by the stockholders present or represented by proxy and entitled to vote at the annual meeting is required to approve, on an advisory basis, the compensation of our named executive officers, as described in this proxy statement. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election, Continental, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or otherwise provide.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The annual meeting will be held at 11:00 a.m. on Wednesday, June 1, 2016, at STK, 26 Little West 12th Street, New York, NY 10014, 3rd Floor. When you arrive at STK, signs will direct you to the appropriate meeting rooms. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, Continental, by calling them at (212) 509-4000.

If you do not wish to participate in “householding” and would like to receive your own Notice or, if applicable, a set of our proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another Company stockholder and together both of you would like to receive only a single Notice or, if applicable, a set of proxy materials, follow these instructions:

•	If your The ONE Group Hospitality, Inc. shares are registered in your own name, please contact our transfer agent, Continental, and inform them of your request by writing them at 17 Battery Place, New York, New York 10004.
•	If a broker or other nominee holds your The ONE Group Hospitality, Inc. shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save the Company the cost of producing and mailing these documents by:

•	following the instructions provided on your proxy card; or
•	following the instructions provided when you vote over the Internet.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned as of April 28, 2016, by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each of our directors and named executive officers and (iii) all current officers and directors as a group. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of our common stock that may be acquired by an individual or group within 60 days of April 28, 2016, pursuant to the exercise of options, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Percentage ownership calculations for beneficial ownership are based on 24,989,560 shares outstanding as of April 28, 2016 (after giving effect to the forfeiture of 1,437,500 shares of common stock relating to the expiration of the Company’s public warrants on February 27, 2016). Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of our common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: 411 West 14th Street, 2nd Floor, New York, NY 10014.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Common Stock Beneficially Owned (%)
Jonathan Segal(2)	7,332,519	28.80%
Samuel Goldfinger(3)	368,490	1.45%
John Inserra	52,000	*
Celeste Fierro	442,061	1.74%
Alejandro Munoz-Suarez	—	—
Michael Serruya(4)	250,991	*
Eugene M. Bullis	8,080	*
Richard Perlman(5)	201,780	*
Nicholas Giannuzzi	492,039	1.93%
All current executive officers and directors as a group (8 individuals)(2)(3)(4)(5)	9,147,960	35.93%

5% Stockholders:	Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned (%)
—	—	—

*	Represents less than 1% of the issued and outstanding shares.
(1)	All securities are beneficially owned directly by the persons listed on the table (except as otherwise indicated).
(2)	Includes (i) 156,952 shares of common stock held by Modern Hotels (Holdings) Limited, of which Mr. Segal is the Managing Director, (ii) 386,166 shares of common stock held by the Jonathan Segal 2012 Family Trust, of which Mr. Segal is a trustee, and (iii) options to purchase 204,241 shares of common stock that are exercisable within 60 days of April 28, 2016. Does not include options and restricted stock units to purchase 1,035,174 shares of common stock which have not vested.

(3)	Includes 251,504 shares of common stock held by the Liquidating Trust, of which Mr. Goldfinger serves as Trustee and options to purchase 114,986 shares of common stock that are exercisable within 60 days of April 28, 2016. Does not include options and restricted stock units to purchase 592,588 shares of common stock which have not vested. Mr. Goldfinger disclaims beneficial ownership of the securities owned by the TOG Liquidating Trust.
(4)	Includes 197,712 shares of common stock held by MOS Holdings Inc., an entity owned by Mr. Serruya.
(5)	Includes 33,750 shares held by P&P 2, LLC, a company in which Mr. Perlman is a co-managing member. As a co-managing member, Mr. Perlman jointly exercises voting and dispositive power over the 33,750 shares held by P&P 2, LLC. Except to the extent of his pecuniary interest, Mr. Perlman disclaims beneficial ownership over the common stock beneficially owned by P&P 2, LLC.

MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors

Our certificate of incorporation and bylaws provide that our business is to be managed by or under the direction of our Board of Directors. Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board of Directors currently consists of five members, classified into three classes as follows: (1) Michael Serruya and Richard E. Perlman constitute a class with a term ending at the 2017 annual meeting; (2) Eugene M. Bullis and Nicholas L. Giannuzzi constitute a class with a term ending at the 2018 annual meeting; and (3) Jonathan Segal constitutes a class with a term ending at the 2016 annual meeting.

On March 28, 2016, our Board of Directors accepted the recommendation of the Nominating and Governance Committee and voted to nominate Jonathan Segal for election at the annual meeting for a term of three years to serve until the 2019 annual meeting of stockholders, and until his successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Positions
Jonathan Segal	55	Chief Executive Officer, President and Director
Michael Serruya(1)	51	Non-Executive Chairman, Director
Eugene M. Bullis(1)	70	Director
Richard E. Perlman(1)	69	Director
Nicholas Giannuzzi	49	Director

(1)	Member of our audit, compensation and nominating and governance committees.

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with The ONE Group Hospitality, Inc., either directly or indirectly. Based upon this review, our Board of Directors has determined that the following members of the Board of Directors are “independent directors” as defined by The NASDAQ Stock Market (“NASDAQ”): Michael Serruya, Eugene M. Bullis and Richard E. Perlman.

Jonathan Segal — Chief Executive Officer, President and Director

Jonathan Segal, age 55, has served as a Class III member of our Board of Directors since October 16, 2013. Mr. Segal brings over 35 years of experience in developing and operating hotels, bars and hospitality projects to the Company. Mr. Segal has served as Chief Executive Officer of the Company since he co-founded it in 2004 in order to open ONE, a pioneering restaurant in the Meatpacking District of New York. Mr. Segal began his career in the hospitality industry at age 16 with his family’s company, currently known as The Modern Group in Jersey, Channel Islands, U.K., formerly the largest leisure company in the Channel Islands. In June 2013, Jonathan won an Ernst &Young Entrepreneur of the Year 2013 New York award and was a finalist for the national award in November 2013.

•	Director Qualifications: We believe Mr. Segal’s qualifications to serve on the Board of Directors include his role as founder and Chief Executive Officer of the Company, his extensive knowledge and experience in the restaurant industry and his leadership, strategic guidance and operational vision.

Michael Serruya — Non-Executive Chairman and Director

Michael Serruya, age 51, has served as Non-Executive Chairman and a Class I member of our Board of Directors since October 27, 2013. Mr. Serruya is co-founder, past Chairman, President, Chief Executive Officer and director of CoolBrands. Mr. Serruya served as Co-President and Co-Chief Executive Officer of CoolBrands from 1994 to 2000, as Co-Chairman of CoolBrands in 2005, as President and Chief Executive Officer of CoolBrands from 2006 until its merger with Swisher Hygiene in November 2010. Mr. Serruya served as a director of CoolBrands since 1994 until the merger with Swisher Hygiene in November 2010. Mr. Serruya was also President, Chief Executive Officer and Chairman of CoolBrands’ predecessor, Yogen Früz World-Wide Inc. Mr. Serruya is currently Chairman and Chief Executive Officer of Kahala Brands, and Serruya Private Equity.

•	Director Qualifications: We believe Mr. Serruya’s qualifications to serve on the Board of Directors include his business experience, including a diversified background as an executive and in operational roles in both public and private companies, and as a board member of several public companies, gives him a breadth of knowledge and valuable understanding of our business.

Eugene M. Bullis — Director

Eugene M. Bullis, age 70, has served as a Class II member of our Board of Directors since August 12, 2014. Mr. Bullis has served as Chairman of the Audit Committee of Ambac Financial Group, Inc. from May 2013 until his term expires in May 2016, and has served as a Member of the Board of Governors of The Doctors Company since December 2010. Since October of 2015, Mr. Bullis is serving as the Executive Vice President and Interim Chief Financial Officer of The Hanover Insurance Group, Inc., where he held the same position from 2007 until retirement in 2010. Prior to joining The Hanover Insurance Group, Inc., Mr. Bullis served as Executive Vice President and Chief Financial Officer of Conseco, Inc. from May 2002 to May 2007. Previously, Mr. Bullis served in a number of senior financial officer roles primarily in technology-related businesses, including Chief Financial Officer of Wang Laboratories, Inc. Mr. Bullis began his career with a predecessor firm of what is now Ernst & Young LLP, where he advanced to audit partner. Mr. Bullis received an A.B. in Business Administration from Colby College in 1967.

•	Director Qualifications: We believe Mr. Bullis’ qualifications to serve on the Board of Directors include his considerable financial experience, including his background in audit and his familiarity with compliance, finance and regulatory requirements, as well as his experience as an executive in both public and private companies and as a board member of a public companies.

Richard E. Perlman — Director

Richard E. Perlman, age 69, has served as a Class I member of our Board of Directors since October 27, 2013. Mr. Perlman has been Executive Chairman of the Board of ExamWorks, Inc. since August 12, 2010. Previously, Mr. Perlman served as Co-Chairman of the Board, Co-Chief Executive Officer and a director of ExamWorks from July 2008. Mr. Perlman is also the President of Compass Partners, L.L.C., a merchant banking and financial advisory firm he founded in 1995 that specializes in middle market companies and corporate restructuring. Mr. Perlman served as Chairman and director of TurboChef Technologies, Inc., a commercial food equipment manufacturer, from October 2003 until January 2009, when TurboChef was acquired by The Middleby Corporation. Mr. Perlman was the Chairman of PracticeWorks, Inc., a dental software company, from March 2001 until its acquisition by The Eastman Kodak Company in October 2003. Mr. Perlman served as Chairman and Treasurer of AMICAS, Inc. (formerly VitalWorks Inc.), a software company specializing in healthcare practice management, from January 1998 and as a director from March 1997 until the completion of the spin-off of PracticeWorks, Inc. in March 2001. Prior to this time, Mr. Perlman was involved in the acquisition and operation of several private companies in the home furnishings, automobile replacement parts and real estate industries where he was a principal and Chief Executive Officer. Mr. Perlman is on the Executive Advisory Board of the Wharton Undergraduate School, the Advisory Board of The Wharton School Entrepreneurship Program as well as the sponsor of The Perlman Grand Prize for the winner of The Annual Wharton School Business Plan Contest. Mr. Perlman is also a Trustee of the James Beard Foundation. Mr. Perlman received a B.S. in Economics from the Wharton School of the University of Pennsylvania in 1968 and a Masters in Business Administration from Columbia University Graduate School of Business in 1972.

•	Director Qualifications: We believe Mr. Perlman’s qualifications to serve on our Board of Directors include his expertise in business and corporate strategy, his prior experience serving in director and senior management roles at public companies, his knowledge regarding the Company and its industry and his experience as a merchant banker and financial advisor.

Nicholas L. Giannuzzi — Director

Nicholas L. Giannuzzi, age 49, has served as a Class II member of our Board of Directors since October 16, 2013. Since December 2010, Mr. Giannuzzi has served as Managing Partner of The Giannuzzi Group LLP, a premier boutique law firm specializing in the representation of fast-growing, independent companies in the hospitality, food and beverage industries. Prior to forming The Giannuzzi Group, Mr. Giannuzzi was a partner at Donovan & Giannuzzi from 1996 through 2010 and an associate at Winthrop, Stimson, Putnam & Roberts from 1992 to 1996. Mr. Giannuzzi received a B.A. from Harvard University in 1989 and a J.D from New York University School of Law in 1992.

Mr. Giannuzzi served as outside general counsel to Glaceau, the owner of the Vitaminwater and Smartwater brands from the formation of the company until the sale of the company in 2007 to Coca-Cola for over $4 billion. He also served in the same capacity on behalf of Town Sports International, the parent company of New York Sports Clubs from 1997 to 2010, providing legal assistance and guidance to the company in connection with its growth from six health clubs to approximately 160. More recently, Mr. Giannuzzi served as outside legal counsel and a board member of Nurture Inc., d/b/a Happy Family, a leading organic baby food company until June 2013 when he oversaw the sale of the company to Group Danone. In 2015, Mr. Giannuzzi oversaw the sale of KRAVE Jerky to The Hershey Company, as well as the partial sale of Suja Juice to The Coca-Cola Company. The Giannuzzi Group currently represents over 120 high-growth consumer brands companies located throughout the United States. Mr. Giannuzzi, on behalf of his clients, has recently completed sale and financing transactions with Pepsi, General Mills, Bacardi, Hain Celestial, Group Danone, and other multi-national strategic companies.

•	Director Qualifications: We believe Mr. Giannuzzi’s qualifications to serve on our Board of Directors include his long-standing familiarity with our business and its strategic challenges, his prior experience serving in director roles at private companies, and his substantial and varied experience providing legal and strategic advisory services to complex organizations, including those in hospitality and consumer brands.

Committees of the Board of Directors and Meetings

Meeting Attendance.  During the fiscal year ended December 31, 2015 the Board of Directors met a total of six times, and the various committees of the Board of Directors met a total of seven times. No director attended fewer than 75% of the total number of meetings of the Board of Directors and of committees of the Board of Directors on which he or she served during fiscal 2015. The Board of Directors has adopted a policy under which each member of the Board of Directors is strongly encouraged but not required to attend each annual meeting of our stockholders. Jonathan Segal, Nicholas Giannuzzi, Richard Perlman, Michael Serruya and Eugene Bullis attended our annual meeting of stockholders held in 2015.

Audit Committee.  Our Audit Committee met four times during fiscal 2015. This committee currently has three members, Messrs. Bullis (Chairman), Serruya and Perlman. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and by NASDAQ, as such standards apply specifically to members of audit committees. The Board of Directors has determined that Mr. Bullis is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

A copy of the Audit Committee’s written charter is publicly available on our website at www.togrp.com.

Compensation Committee.  Our Compensation Committee met two times during fiscal 2015. This committee currently has three members, Messrs. Perlman (Chairman), Bullis and Serruya. Our Compensation

Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter and includes reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. Our Compensation Committee also administers our 2013 Employee, Director and Consultant Equity Incentive Plan. The Compensation Committee is responsible for the determination of the compensation of our Chief Executive Officer, and shall conduct its decision making process with respect to that issue without the Chief Executive Officer present. All members of the Compensation Committee qualify as independent under the definition promulgated by NASDAQ.

In establishing compensation amounts for executives, the Compensation Committee seeks to provide compensation that is competitive in light of current market conditions and industry practices. Accordingly, the Compensation Committee will annually review market data which is comprised of proxy-disclosed data from peer companies and information from nationally recognized published surveys for the restaurant industry, adjusted for size. The market data helps the committee gain perspective on the compensation levels and practices at the peer companies and to assess the relative competitiveness of the compensation paid to the Company’s executives. The market data thus guides the Compensation Committee in its efforts to set executive compensation levels and program targets at competitive levels for comparable roles in the marketplace. The Compensation Committee then takes into account other factors, such as the importance of each executive officer’s role to the Company, individual expertise, experience, and performance, retention concerns and relevant compensation trends in the marketplace, in making its final compensation determinations.

It is the Compensation Committee’s policy that the Chair of the Compensation Committee or the full Compensation Committee pre-approve any additional services provided to management by an independent compensation consultant.

The Compensation Committee reviews the performance of each named executive officer in light of the above factors and determines whether the named executive officer should receive any increase in base salary or receive a discretionary equity award based on such evaluation. During fiscal year 2015, the Compensation Committee did not adhere to a formula or other quantitative measures with respect to compensation but rather relied on qualitative and subjective evaluations to determine the appropriate levels of compensation for our named executives.

A copy of the Compensation Committee’s written charter is publicly available on our website at www.togrp.com.

Nominating and Governance Committee.  Our Nominating and Governance Committee met one time during fiscal 2015 and has three members, Messrs. Serruya (Chairman), Bullis and Perlman. The Nominating and Governance Committee’s role and responsibilities are set forth in the Nominating and Governance Committee’s written charter and include evaluating and making recommendations to the full Board of Directors as to the size and composition of the Board of Directors and its committees, evaluating and making recommendations as to potential candidates, and evaluating current Board members’ performance. All members of the Nominating and Governance Committee qualify as independent under the definition promulgated by NASDAQ.

If a stockholder wishes to nominate a candidate for director who is not to be included in our proxy statement, it must follow the procedures described in “Stockholder Proposals and Nominations For Director” at the end of this proxy statement.

In addition, under our current corporate governance policies, the Nominating and Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board of Directors, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources.

If a stockholder wishes to propose a candidate for consideration as a nominee by the Nominating and Governance Committee under our corporate governance policies, it should submit such recommendation in writing to: The ONE Group Hospitality, Inc., c/o Corporate Secretary, Nominating and Governance Committee, 411 W. 14th Street, 2nd Floor, New York, NY 10014.

The Nominating and Governance Committee considers issues of diversity among its members in identifying and considering nominees for director, and strives where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on the Board of Directors and its committees.

A copy of the Nominating and Governance Committee’s written charter is publicly available on the Company’s website at www.togrp.com.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors consists of five members.

In accordance with the Amended and Restated Certificate of Incorporation, our Board of Directors is divided into three classes with staggered three-year terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The authorized number of directors may be changed by resolution of the Board of Directors. Vacancies on the Board of Directors can be filled by resolution or a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director of the Board of Directors. Our principles of corporate governance give the Board of Directors the authority to choose whether the roles of Non-Executive Chairman of the Board of Directors and Chief Executive Officer are held by one person or two people. Our principles also give the Board of Directors the authority to change this policy if it deems it best for the Company at any time. Currently, two separate individuals serve in the positions of Chief Executive Officer and Non-Executive Chairman of the Board of Directors of the Company. We believe that our current leadership structure is optimal for the Company at this time.

Our Board of Directors has three independent members and two non-independent members, one of which serves as our Chief Executive Officer. We believe that the number of independent, experienced directors that make up our Board of Directors, along with the independent oversight of the Board of Directors by the Non-Executive Chairman, benefits our Company and our shareholders. All of our independent directors have demonstrated leadership in other organizations and are familiar with board of director processes.

Messrs. Serruya and Perlman are the Class I directors and their terms will expire at the 2017 annual meeting of stockholders of the Company. Messrs. Bullis and Giannuzzi are the Class II directors and their terms will expire at the 2018 annual meeting of stockholders of the Company. Mr. Segal is the Class III director and his term will expire at the 2016 annual meeting of stockholders of the Company. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Our management is principally responsible for defining the various risks facing the Company, formulating risk management policies and procedures, and managing our risk exposures on a day-to-day basis. The Board of Directors’ principal responsibility in this area is to ensure that sufficient resources, with appropriate technical and managerial skills, are provided throughout the Company to identify, assess and facilitate processes and practices to address material risk and to monitor our risk management processes by informing itself concerning our material risks and evaluating whether management has reasonable controls in place to address the material risks. The involvement of the Board of Directors in reviewing our business strategy is an integral aspect of the Board of Directors’ assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk for the Company.

While the full Board of Directors has overall responsibility for risk oversight, the Board of Directors may elect to delegate oversight responsibility related to certain risks committees, which in turn would then report on the matters discussed at the committee level to the full Board of Directors. For instance, an audit committee could focus on the material risks facing the Company, including operational, market, credit, liquidity and legal risks and a compensation committee could be charged with reviewing and discussing with management whether our compensation arrangements are consistent with effective controls and sound risk management.

Stockholder Communications to the Board of Directors

Generally, stockholders who have questions or concerns should contact our Investor Relations contact at 646-624-2400. However, any stockholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions in writing to the Board of Directors at The ONE Group Hospitality, Inc., 411 W. 14th Street, 2nd Floor, New York, NY 10014, Attn: Security Holder Communication. Communications will be distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board of Directors may be excluded, such as:

•	junk mail and mass mailings
•	resumes and other forms of job inquiries
•	surveys
•	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

Executive Officers

The following table sets forth certain information regarding our executive officers who are not also directors. We have employment agreements with Jonathan Segal and Samuel Goldfinger and have agreed to the terms of employment as set forth in an offer letter with Alejandro Munoz-Suarez. Celeste Fierro is an at-will employee.

Name	Age	Positions
Samuel Goldfinger	46	Chief Financial Officer
Alejandro Munoz-Suarez	46	Chief Operating Officer
Celeste Fierro	48	Senior Vice President of Marketing, Sales and Events

Sam Goldfinger — Chief Financial Officer

Samuel Goldfinger, age 46, has served as Chief Financial Officer of the Company since April 2011, having previously served as a consultant to the Company from April 2010 to April 2011. Prior to joining the Company, from January 2009 to April 2011, Mr. Goldfinger was a co-founder, operating partner and member of the board of directors of Next Course Financial Group, LLC, a company which provides financial and business development services to development stage companies, primarily in the hospitality industry. From August 2007 until December 2008, Mr. Goldfinger was the chief financial officer and an operating partner of Fourth Wall Restaurants, LLC, a company that manages upscale restaurants located in New York City, including the original Smith & Wollensky, Maloney & Porcelli, Quality Meats, Park Avenue and The Post House. From 1997 to 2007, Mr. Goldfinger was the chief financial officer, secretary and treasurer of Smith & Wollensky Restaurant Group, Inc., a publicly traded company listed on NASDAQ until it was taken private in 2007, where he was responsible for overseeing the company’s finance, information technology, human resource, purchasing, project development and public company reporting functions. At its peak, the company operated 16 restaurants throughout the country, with system-wide sales in excess of $160 million. In 2007, Mr. Goldfinger managed the entire process for the sale of Smith & Wollensky Restaurant Group, Inc. to an outside investor group. From 1990 to 1997, Sam was a practicing CPA working at the public accounting firm Goldstein Golub Kessler & Co. where he became a senior manager in the audit department with a focus on the hospitality industry. Mr. Goldfinger received his Bachelor of Science degree in accounting from the State University of New York — Binghamton in 1990.

Alejandro Munoz-Suarez — Chief Operating Officer

Alejandro Munoz-Suarez, age 46, has served as Chief Operating Officer of the Company since March 31, 2016. Prior to joining the Company, Mr. Munoz-Suarez served as President of B&B Hospitality Group’s Pacific Division since June 2002. Prior to his employment at B&B Hospitality Group, Mr. Munoz-Suarez was an equity analyst with J.P. Morgan from 1998 to 2001. Mr. Munoz-Suarez also served as a Finance Supervisor with McDonald’s Corporation from 1995 to 1996 and as a Senior Consultant with KPMG US from 1991 to 1995. Mr. Munoz-Suarez holds a Bachelor’s degree in accounting and finance from The Ohio State University, and a Master of Business Administration from Harvard Business School.

Celeste Fierro — Senior Vice President of Marketing, Sales and Events

Celeste Fierro, age 48, has served as Senior Vice President of Marketing, Sales and Events of the Company since February 19, 2014. Prior to that time and since 2004, Ms. Fierro served as Senior Vice President of Operations, and in such capacity oversaw all operations of the Company. Ms. Fierro was a founding partner of the Company in 2004 along with Mr. Segal. Prior to joining the Company, Ms. Fierro was an event planner in New York City and founded Cititaste Events, a company which planned events for clients and events such as the Annual All-Star Games of Major League Baseball, the National Football League, the Pro-Bowl, the Cystic Fibrosis Foundation and American Express.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table shows the total compensation paid or accrued during the last two fiscal years ended December 31, 2014 and 2015 to (i) our Chief Executive Officer, (ii) our next two most highly compensated executive officers who earned more than $100,000 during the fiscal year ended 2015 and were serving as executive officers as of such date and (iii) our former Chief Operating Officer who would have been one of the two additional executive officers had he been employed by us on the last day of the fiscal year.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus		Option Awards(1)	All Other Compensation	Total
Jonathan Segal(2) Chief Executive Officer	2015	$575,000	$0		$0	$0	$575,000
	2014	$450,000	$0		$0	$0	$450,000
Samuel Goldfinger(3) Chief Financial Officer	2015	$350,000	$0		$0	$0	$350,000
	2014	$300,000	$37,500		$0	$0	$337,500
Celeste Fierro(4) Senior Vice President of Marketing, Sales and Events	2015	$250,000	$4,808		$0	$0	$254,808
	2014	$250,000	$4,808		$482,500	$0	$737,308

John Inserra(5) Former Chief Operating Officer	2015	$269,230	$0		$0	$0	$269,230
	2014	$309,617	$143,750	(6)	$514,500	$0	$967,867

(1)	The amounts in this column represent the aggregate grant date fair value of stock options granted to the named executive officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be recognized by the named executive officers. The grant date fair value of the performance-based options is determined based on the probable outcome of such performance conditions as of the grant date. The grant date fair value of the performance-based options assuming the maximum potential value is achieved was $514,500 for Mr. Inserra in 2014. For Mr. Inserra, we estimated the fair value of 200,000 stock options granted on February 3, 2014 using a Black-Scholes option pricing model utilizing the following assumptions: (i) expected volatility: 37%, (ii) expected term of option: 6.5 years, (iii) risk-free interest rate: 1.41%, (iv) expected dividend yield: 0%, and (v) weighted average grant date fair value: $2.09. For the 50,000 stock options granted to Mr. Inserra on June 5, 2014, we estimated the fair value of such stock options using a Black-Scholes option pricing model utilizing the following assumptions: (i) expected volatility: 37%, (ii) expected term of option: 6.5 years, (iii) risk-free interest rate: 1.41%, (iv) expected dividend yield: 0%, and (v) weighted average grant date fair value: $1.93.

The grant date fair value of the options assuming the maximum potential value is achieved was $482,500 for Ms. Fierro in 2014. For the 250,000 stock options granted to Ms. Fierro on June 5, 2014, we estimated the fair value of such stock options using a Black-Scholes option pricing model utilizing the following assumptions: (i) expected volatility: 37%, (ii) expected term of options: 6.5 years, (iii) risk-free interest rate: 1.41%, (iv) expected dividend yield: 0%, and (v) weighted average grant date fair value: $1.93.

(2)	Mr. Segal was appointed Chief Executive Officer of the Company on October 16, 2013.
(3)	Mr. Goldfinger was appointed Chief Financial Officer of the Company on October 16, 2013.
(4)	Ms. Fierro was appointed Senior Vice President of Marketing, Sales and Events of the Company on February 19, 2014.
(5)	Mr. Inserra was appointed Chief Operating Officer of the Company on February 3, 2014 and he resigned from the Company on September 25, 2015.
(6)	Amount reflects a one-time sign-on bonus of $100,000 and a discretionary bonus of $43,750.

Employment Agreements with Executive Officers

Chief Executive Officer

Jonathan Segal currently serves as our Chief Executive Officer pursuant to an employment agreement dated October 16, 2013. The agreement provides for a term of four (4) years with the term automatically extending for additional one year periods unless either party provides ninety (90) days written notice prior to the commencement of the renewal term. Mr. Segal initially received an annual base salary of $450,000, which increased to $575,000 on January 1, 2015, following review and approval by the Compensation Committee of the Board of Directors, and in the future he shall receive such increases (but no decreases) in his base salary as the Board of Directors or Compensation Committee of the Board of Directors may approve in its sole discretion from time to time, but not less than annually. In addition, Mr. Segal is eligible to receive a bonus for each calendar year during the term of the agreement in an amount targeted at seventy five percent (75%) of Mr. Segal’s then-effective annual base salary, based in part upon achievement of individual and corporate performance objectives as determined by the Board of Directors. Mr. Segal shall be eligible to receive a bonus in excess of the targeted bonus if Company performance exceeds 100% of the targeted goals, and a bonus below the target amount shall be payable if actual performance at least equals a minimum threshold, each as approved by the Board of Directors in consultation with Mr. Segal at the time the annual performance goals are established. Whether Mr. Segal receives a bonus and the amount of any such bonus, will be determined by the Board of Directors in its sole and absolute discretion, except that any portion of the bonus that the Board of Directors determines to be based on the targeted goals will be considered non-discretionary and payable based on achievement of such goals. Mr. Segal did not receive a bonus in 2014 because performance targeted goals were not met. Mr. Segal also did not receive a bonus in 2015. On October 16, 2013, the Company closed a merger transaction (the “Merger”) with The One Group, LLC (“One Group”) pursuant to an Agreement and Plan of Merger, dated as of October 16, 2013, by and among the Company (formerly known as Committed Capital Acquisition Corporation), CCAC Acquisition Sub, LLC a Delaware limited liability company and certain other parties thereto. On the effective date of the Merger, Mr. Segal was granted stock options to purchase 1,022,104 shares of common stock at an exercise price of $5.00 per share, such amount being the fair market value at the time of grant. Of this amount, options to purchase 228,088 shares were forfeited on February 27, 2016, upon the expiration of the Company’s publicly traded warrants (the “Warrants”). The options are subject to and governed by the terms of the 2013 Employee, Director and Consultant Equity Incentive Plan (the “2013 Plan”) and a stock option agreement, which stock option agreement provides that (i) 50% of the options shall vest ratably over the first five anniversaries of the effective date of the employment agreement and remain exercisable for one year following termination of employment (the “Time-Based Options”) and (ii) 50% of the options shall vest upon the achievement of certain targeted annual milestones over a five year period commencing with the 2014 fiscal year (“Milestones”) determined by the Board of Directors (“Milestones Options”). In the event that the Company elects from time to time during the term of employment to award to all of its senior management and executives options to purchase shares of the Company’s stock pursuant to any stock option plan or similar program, Mr. Segal is entitled to participate in any such stock option plan or similar program on a basis consistent with the participation of other senior management and executives of the Company. Mr. Segal is also provided with a car and driver allowance under his agreement.

Chief Financial Officer

Samuel Goldfinger currently serves as our Chief Financial Officer pursuant to an employment agreement dated October 16, 2013. The agreement provides for a term of two (2) years with the term automatically extending for additional one year periods unless either party provides ninety (90) days written notice prior to the commencement of the renewal term. Mr. Goldfinger received an initial annual base salary of $300,000 which was increased to $350,000 effective January 1, 2015 following review and approval by the Compensation Committee of the Board of Directors, and may be increased (but not decreased) as the Board of Directors or Compensation Committee of the Board of Directors may approve in its sole discretion from time to time, but not less than annually. In addition, Mr. Goldfinger is eligible to receive an annual bonus in an amount targeted at fifty percent (50%) of Mr. Goldfinger’s then-effective annual base salary, based in part upon achievement of individual and corporate performance objectives as determined by the Board of Directors. Mr. Goldfinger shall be eligible to receive a bonus in excess of the targeted bonus if Company performance exceeds 100% of the targeted goals, and a bonus below the target amount shall be payable if actual performance at least equals a minimum threshold, each as approved by the Board of Directors in consultation with Mr. Goldfinger at the time the annual performance goals are established. Whether Mr. Goldfinger receives a bonus and the amount of any such bonus, will be determined by the Board of Directors in its sole and absolute discretion, except that any portion of the bonus that the Board of Directors determines to be based on the targeted goals will be considered non-discretionary and payable based on achievement of such goals. Mr. Goldfinger received a discretionary bonus of $37,500 in 2014 and did not receive a bonus in 2015. On the effective date of the Merger, Mr. Goldfinger was granted stock options to purchase 511,052 shares of common stock at an exercise price of $5.00 per share, such amount being the fair market value at the time of grant. Of this amount, options to purchase 114,044 shares were forfeited on February 27, 2016, upon the expiration of the Warrants. The options are subject to and governed by the terms of the 2013 Plan and a stock option agreement, which stock option agreement provides that (i) 50% of the options shall vest ratably over the first five anniversaries of the effective date of the employment agreement and remain exercisable for one year following termination of employment (the “Time-Based Options”) and (ii) 50% of the options shall vest upon the achievement of certain targeted annual milestones over a five year period commencing with the 2014 fiscal year (“Milestones”) determined by the Board of Directors (“Milestones Options”). In the event that the Company elects from time to time during the term of employment to award to all of its senior management and executives options to purchase shares of the Company’s stock pursuant to any stock option plan or similar program, Mr. Goldfinger is entitled to participate in any such stock option plan or similar program on a basis consistent with the participation of other senior management and executives of the Company.

Under the employment agreements, Mr. Segal is prohibited for the longer of (i) the four-year anniversary of the effective date of the Merger, and (ii) the two-year anniversary of the date his employment terminates for any reason and Mr. Goldfinger is prohibited for 12 months after termination for any reason from (a) engaging in any competing business within any geographic area where the Company or its subsidiaries conducts, or plans to conduct, business at the time of his termination, (b) persuading or attempting to persuade any customer, prospective customer or supplier to cease doing business with an interested party or reduce the amount of business it does with an interested party, (c) persuading or attempting to persuade any service provider to cease providing services to an interested party, and (d) soliciting for hire or hiring for himself or for any third party any service provider unless such person’s employment was terminated by the Company or any of its affiliates or such person responded to a “blind advertisement.”

Each employment agreement terminates upon the earliest to occur of: (i) the death of the employee; (ii) a termination by the Company by reason of the disability of the employee; (iii) a termination by the Company with or without cause; (iv) a termination by the employee with or without good reason; (v) a termination of the agreement by reasons of a change of control of the Company; and (vi) expiration of the agreement.

Set forth below is a description of the potential payments we will need to make upon termination of Messrs. Segal’s or Goldfinger’s employment as provided in their employment agreements.

Termination by us for Cause or by Executive Without Good Reason

If the executive’s employment is terminated by the Company for cause (as defined in the agreement), or by the executive without good reason (as defined in the agreement), we must pay him any earned but unpaid salary, any unpaid portion of the bonus from the prior year, any accrued vacation time, any vested benefits he may have under any employee benefit plan and any unpaid expense reimbursement accrued through the date of termination (the “Accrued Obligations”).

Termination by us Without Cause or by Executive for Good Reason

If the executive’s employment is terminated (i) by us without cause or (ii) by the executive for good reason (as defined in the agreement), then we must pay the executive (1) the Accrued Obligations earned through the date of termination, (2) an amount of his base salary equal to (i) his current base salary in the case of Mr. Segal over a 24 month period or (ii) his current base salary in the case of Mr. Goldfinger over a 12 month period, such payments to be made in accordance with Company’s normal payroll practices, less all customary and required taxes and employment-related deductions, (3) a pro rata portion of the bonus for the year in which the termination occurs, based on year-to-date performance as determined by the Board of

Directors in good faith, payable when other senior executives receive their annual bonuses for such year, and in no event later than March 15 of the year following the year in which the termination occurs (to the extent milestones for such bonus have not yet been agreed upon as of the termination, reference will be made to the milestones established for the prior year); and (4) an amount equal to the COBRA premium for as long as the executive and, if applicable, the executive’s dependents are eligible for COBRA, subject to a maximum of 18 months in the case of Mr. Segal and 12 months in the case of Mr. Goldfinger. Payments under item (2) – (4) above are sometimes referred to in this section as “Severance.” All unvested Time-Based Options held by the executive will immediately vest in full following termination. The Severance and acceleration of any unvested Time-Based Options is expressly conditioned on the executive’s executing and delivering to the Company of a mutual release of claims.

In the agreements, the term “cause” is defined generally as follows: (i) commits a material breach of any material term of the agreement or any material Company policy or procedure of which the executive had prior knowledge; provided that if such breach is curable in not longer than 45 days (as determined by the Board of Directors in its reasonable discretion), the Company shall not have the right to terminate the executive’s employment for cause pursuant hereto unless the executive, having received written notice of the breach from Company specifically citing this breach), fails to cure the breach within a reasonable time; (ii) is convicted of, or pleads guilty or nolo contendere to, a felony (other than a traffic-related felony) or any other crime involving dishonesty or moral turpitude; (iii) willfully engages in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company; (iv) engages in fraud, misappropriation, dishonesty (or in the case of Mr. Goldfinger, “material dishonesty”) or embezzlement in connection with the business, operations or affairs of Company (including without limitation any business done with clients or vendors); or (v) fails to cure, within 45 days after receiving written notice from Company specifically citing the breach, any material injury to the economic or ethical welfare of Company caused by executive’s gross malfeasance, misfeasance, repeated misconduct or repeated inattention to the executive’s duties and responsibilities under the agreement provided that, in the case of Mr. Segal only, his cessation of employment shall not be deemed to be for “Cause” unless and until there shall have been delivered to the executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors (not including the executive) at an in person meeting of the Board of Directors called and held for such purpose (after reasonable notice is provided to the executive and the executive is given an opportunity, together with counsel, to be heard before the Board of Directors), finding that, in the opinion of the Board of Directors, acting in good faith, a reasonable factual basis exists for the conclusion that executive is guilty of the conduct described in the agreement as “Cause” and specifying the particulars thereof in detail.

In the agreements, the term “good reason” is defined generally as: (i) a significant adverse and non-temporary change, diminution or reduction, for any reason, in the executive’s current authority, title, reporting relationship or duties, excluding for this purpose any action not taken in bad faith and that is remedied by the Company not more than thirty (30) days after receipt of written notice thereof given by executive; (ii) in the case of Mr. Segal only, his removal from the position of Chief Executive Officer of the Company or his removal from or failure to be elected to membership on the Board of Directors; (iii) a reduction in executive’s base salary; (iv) in the case of Mr. Goldfinger only, a material reduction in employee welfare and retirement benefits applicable to the executive, other than any reduction in employee welfare and retirement benefits generally applicable to Company employees or as equally applied to executives in connection with an extraordinary decline in the Company’s fortunes; (v) a reduction in the indemnification protection provided to the executive in the agreement or within the Company’s organizational documents; (vi) the Board of Directors continuing, after reasonable notice from executive, to direct executive either: (I) to take any action that in the executive’s good-faith, considered and informed judgment violates any applicable legal or regulatory requirement, or (II) to refrain from taking any action that in the executive’s good-faith, considered and information judgment is mandated by any applicable legal or regulatory requirement; (vii) the Board of Directors requiring the executive to relocate outside of the New York City metropolitan area (exclusive of incidental travel for or on behalf of the Company); or (viii) a material breach by the Company of the agreement. If circumstances arise giving the executive the right to terminate the agreement for “Good Reason,” the executive must within 90 days notify the Company in writing of the existence of such circumstances, and the Company has 45 days from receipt of such notice within which to investigate and remedy the circumstances, after which 45 days the executive has an additional 45 days within which to exercise the right to terminate for “Good Reason.” If the executive does not timely do so the right to terminate for “Good Reason” lapses and is deemed waived, and the executive will not thereafter have the right to terminate for “Good Reason” unless further circumstances occur giving rise independently to a right to terminate for “Good Reason.”

Termination due to Death or Disability

If the executive’s employment is terminated as a result of his death or disability we must pay him or his estate, as applicable, (1) the Accrued Obligations earned through the date of termination and (2) a portion of the bonus that the executive would have been eligible to receive for days employed by the Company in the year in which the executive’s death or disability occurs, determined by multiplying (x) the bonus based on the actual level of achievement of the applicable performance goals for such year, by (y) a fraction, the numerator of which is the number of days up to and including the date of termination, and the denominator of which is 365, such amount to be paid in the same time and the same form as the bonus otherwise would be paid. In the event of the death or disability of the executive, vested options held by the executive may be exercised by him or his survivors, as applicable, to the extent exercisable at the time of death for a period of one year from the time of death or disability.

For purposes of the agreement, “disability” shall mean the absence of the executive from the executive’s duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness, which is determined to be total and permanent by a physician selected by the Company or its insurers and reasonably acceptable to the executive or the executive’s legal representative.

Termination upon a Change of Control

In the event the executive’s employment is terminated within twelve (12) months following a Change in Control (as defined below) by the Company without Cause or by the executive (with or without Good Reason), then (1) all unvested stock options then outstanding granted by the Company to the executive pursuant to such agreement shall immediately vest and become exercisable and shall remain exercisable for not less than 360 days thereafter; and (2) the executive shall be entitled to receive the Severance; provided, however, that in lieu of receiving the severance payments of base salary provided for in the agreement, (i) in the case of Mr. Segal, he shall be entitled to receive, within thirty (30) days from termination of employment, a lump sum amount equal to $100 less than three times the executive’s “annualized includable compensation for the base period” (as defined in Section 280G of the Internal Revenue Code of 1986), and (ii) in the case of Mr. Goldfinger, he shall be entitled to receive, within thirty (30) days from termination of employment, a lump sum amount equal to eighteen (18) months of his then-effective base salary and, provided that Mr. Goldfinger has not secured alternate employment by the eighteen (18) month anniversary of his termination of employment, an additional lump sum amount equal to six (6) months of his base salary in effect on the date of termination of employment, paid on the nineteen (19) month anniversary of the date of termination of employment; provided, further, however, that if such lump sum severance payment, either alone or together with other payments or benefits, either cash or non-cash, that the executive has the right to receive from the Company, including, but not limited to, accelerated vesting or payment of any deferred compensation, options, stock appreciation rights or any benefits payable to the executive under any plan for the benefit of employees, would constitute an “excess parachute payment” (as defined in Section 280G of the Internal Revenue Code of 1986), then such lump sum severance payment or other benefit shall be reduced to the largest amount that will not result in receipt by the executive of an excess parachute payment. The determination of the amount of the payment described in this subsection shall be made by the Company’s independent auditors at the sole expense of the Company. For purposes of clarification the value of any options described above will be determined by the Company’s independent auditors using a Black-Scholes valuation methodology.

For purposes of the agreement, a “Change in Control” shall be deemed to occur (i) when any “person” as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as used in Section 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act, but excluding the executive, the Company or any subsidiary or any affiliate of the Company (determined as of the date of the agreement) or any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of such plan acting as trustee), becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act) of securities of the Company representing 15%

or more of the combined voting power of the Company’s then outstanding securities; or (ii) when, during any period of twenty-four (24) consecutive months, the individuals who, at the beginning of such period, constitute the Board of Directors (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof; provided, however, that (x) the mere addition of independent directors solely to satisfy listing criteria of NASDAQ or a registered stock exchange shall not be deemed a Change in Control and (y) a director who was not a director at the beginning of such twenty-four (24) month period shall be deemed to have satisfied such twenty-four (24) month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds ( 2/3) of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such twenty-four (24) month period) or through the operation of this proviso; or (iii) the occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary or an affiliated company of the Company through purchase of assets, or by merger, or otherwise.

Senior Vice President of Marketing, Sales and Events

Celeste Fierro has served as our Senior Vice President of Marking, Sales and Events since February 19, 2014. Ms. Fierro is an at-will-employee. For the years ended December 31, 2014 and December 31, 2015, Ms. Fierro’s annual salary was $250,000 and she received a bonus of $4,808. On June 5, 2014, Ms. Fierro received 250,000 non-qualified stock options to purchase 250,000 shares of our common stock vesting ratably over five years beginning on June 5, 2015.

Former Chief Operating Officer

John Inserra served as our Chief Operating Officer since February 3, 2014, and effective as of September 25, 2015 Mr. Inserra resigned from the Company. On January 10, 2014, the Company and Mr. Inserra agreed to terms of employment set forth in an offer letter and entered into a confidentiality, non-solicitation and non-compete agreement. The offer letter provides that Mr. Inserra receives an annual salary of $350,000 per year, and he will participate in our annual cash bonus program with a target bonus of 50% of his base salary, to be based upon performance and budget constraints as established by the Board of Directors. In addition, Mr. Inserra received: (i) 200,000 non-qualified stock options to purchase 200,000 shares of our common stock vesting ratably over five years; and (ii) a $100,000 sign-on bonus payment. Mr. Inserra received a discretionary bonus of $43,750 in 2014 but did not receive a bonus in 2015. Mr. Inserra was eligible to participate in the Company’s 401(k) plan, health plans and other benefits on the same terms as our other salaried employees. On June 5, 2014, Mr. Inserra received 50,000 non-qualified stock options to purchase 50,000 shares of our common stock vesting ratably over five years beginning on June 5, 2015.

2013 Employee, Director and Consultant Equity Incentive Plan

In October 2013, our Board of Directors approved the 2013 Plan. Unless sooner terminated by our Board of Directors or our stockholders, the 2013 Plan will expire on October 16, 2023. Under our 2013 Plan, we may grant incentive stock options, non-qualified stock options, restricted stock grants and other stock based awards to employees, consultants and directors who, in the opinion of the Board of Directors, are in a position to make a significant contribution to our long-term success. The purpose of these awards is to attract and retain key individuals, further align employee and stockholder interests, and to closely link compensation with Company performance. The 2013 Plan provides an essential component of the total compensation package, reflecting the importance that we place on aligning the interests of key individuals with those of our stockholders. All employees, directors and consultants of the Company and its affiliates are eligible to participate in the 2013 Plan.

The maximum number of shares of our common stock that may be delivered in satisfaction of awards under the 2013 Plan is 4,773,922 shares. This number is subject to adjustment in the event of a stock split, stock dividend, combination, recapitalization or other change in our capitalization.

Shares of our common stock to be issued under the 2013 Plan may be authorized but unissued shares of our common stock or previously issued shares acquired by us. Any shares of our common stock underlying awards that otherwise expire, terminate, or are forfeited prior to the issuance of stock will again be available for issuance under the 2013 Plan.

Stock Options.  Stock options granted under the 2013 Plan may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options, which are not intended to meet those requirements. Incentive stock options may be granted to employees of the Company and its affiliates. Non-qualified options may be granted to employees, directors and consultants of the Company and its affiliates. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant. If an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the option may not be longer than five years.

Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than Cause, except in the case of death or total and permanent disability in which such options may be exercised for 12 months after termination of service.

Restricted Stock.  Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.

During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote and receive dividends on the restricted shares; but he or she may not sell the shares until the restrictions are lifted.

Other Stock-Based Awards.  The 2013 Plan also authorizes the grant of other types of stock-based compensation including, but not limited to stock appreciation rights, phantom stock awards, and stock unit awards.

Plan Administration.  The 2013 Plan will be administered by our Compensation Committee. Our Compensation Committee will have full power and authority to determine the terms of awards granted pursuant to this plan, including:

•	which employees, directors and consultants shall be granted options and other awards;
•	the number of shares subject to each award;
•	the vesting provisions of each award;
•	the termination or cancellation provisions applicable to awards; and
•	all other terms and conditions upon which each award may be granted in accordance with the 2013 Plan.

In addition, the administrator may, in its discretion, amend any term or condition of an outstanding award, provided (i) such term or condition as amended is permitted by the 2013 Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant; and provided, further, that without the prior approval of our stockholders, stock awards will not be repriced, replaced or regranted through cancellation or by lowering the exercise price of a previously granted award.

Stock Dividends and Stock Splits.  If our common stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

Corporate Transactions.  Upon a merger or other reorganization event, our Board of Directors, may, in its sole discretion, take any one or more of the following actions pursuant to our 2013 Plan, as to some or all outstanding awards:

•	provide that all outstanding options shall be assumed or substituted by the successor corporation;
•	upon written notice to a participant provide that the participant’s unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the participant;
•	in the event of a merger pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the participants equal to the difference between the merger price times the number of shares of our common stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options; or
•	provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event.

Notwithstanding the foregoing, in the event such merger or other reorganization event also constitutes a change of control under the terms of the 2013 Plan, then all stock options outstanding on the date of the merger or other reorganization event shall be deemed vested at such time.

Under the terms of the 2013 Plan, a change of control means the occurrence of any of the following events: (i) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose any such voting securities held by the Company or its affiliates or by any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve; (ii) (A) a merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction requiring stockholder approval; or (iii) a change in the composition of the Board of Directors, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” are defined under the 2013 Plan as directors who either (A) were directors of the Company as of October 16, 2013, (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company) or (C) were appointed in connection with the consummation of the Merger.

Amendment and Termination.  The 2013 Plan may be amended by our stockholders. It may also be amended by our Board of Directors, provided that stockholder approval will be required for any amendment to the 2013 Plan to the extent such approval is required by law, including the Internal Revenue Code of 1986, as amended, or applicable stock exchange requirements. Any amendment approved by the Board of Directors which the Board of Directors determines is of a scope that requires stockholder approval shall be subject to obtaining such stockholder approval. No such amendment may adversely affect the rights under any outstanding award without the holder’s consent. In addition, if any stock market on which the Company’s common stock is traded amends its corporate governance rules so that such rules no longer require stockholder approval of “material amendments” of equity compensation plans, then, from and after the effective date of such an amendment to such rules, no amendment of the 2013 Plan which (i) materially increases the number of shares to be issued under the 2013 Plan (other than to reflect a reorganization, stock split, merger, spin off or similar transaction); (ii) materially increases the benefits to participants, including any material change to: (a) permit a repricing (or decrease in exercise price) of outstanding options, (b) reduce the price at which awards may be offered, or (c) extend the duration of the 2013 Plan; (iii) materially expands the class of participants eligible to participate in the 2013 Plan; or (iv) expands the types of awards provided under the 2013 Plan shall become effective unless stockholder approval is obtained.

On April 8, 2016, based upon the recommendation of our Compensation Committee, our Board of Directors adopted Amendment No. 1 to the 2013 Plan (the “Amendment”). The Amendment to the 2013 Plan was adopted to revise and clarify the effect of certain corporate transactions on awards granted (or to be granted) under the 2013 Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information as to equity awards held by each of the named executive officers of the Company at December 31, 2015.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Jonathan Segal	204,421	306,631	(1)	—		$5.00	10/16/2023
	—	—		306,631	(4)	$5.00	10/16/2023
Samuel Goldfinger	102,210	153,316	(2)	—		$5.00	10/16/2023
	12,776	—		153,316	(5)	$5.00	10/16/2023
John Inserra	40,000	—		—		$6.00	09/25/2016
	10,000	—		—		$4.85	09/25/2016
Celeste Fierro	50,000	200,000	(3)	—		$4.85	06/05/2024

(1)	The option vests ratably over five years beginning on October 16, 2014. Pursuant to the time-based stock options granted on October 16, 2013, under the 2013 Plan, 114,044 unexercised options were forfeited on February 27, 2016, upon the expiration of the Company’s publicly traded warrants. However, such forfeitures are not reflected in the amounts set forth in the table.
(2)	The option vests ratably over five years beginning on October 16, 2014. Pursuant to the time-based stock options granted on October 16, 2013, under the 2013 Plan, 57,022 unexercised options were forfeited on February 27, 2016, upon the expiration of the Company’s publicly traded warrants. However, such forfeitures are not reflected in the amounts set forth in the table.
(3)	The option vests ratably over five years beginning on June 5, 2015.
(4)	Up to 20% of the option will vest upon the achievement of certain annual performance milestones to be set by the Company each year for a five year period commencing with the 2014 fiscal year. Pursuant to the performance-based stock options granted on October 16, 2013, under the 2013 Plan, 114,044 unexercised options were forfeited on February 27, 2016, upon the expiration of the Company’s publicly traded warrants. However, such forfeitures are not reflected in the amounts set forth in the table.
(5)	Up to 20% of the option will vest upon the achievement of certain annual performance milestones to be set by the Company each year for a five year period commencing with the 2014 fiscal year. Pursuant to the performance-based stock options granted on October 16, 2013, under the 2013 Plan, 57,022 unexercised options were forfeited on February 27, 2016, upon the expiration of the Company’s publicly traded warrants. However, such forfeitures are not reflected in the amounts set forth in the table.

Compensation of Directors

Each non-employee director in 2015 received fully vested stock grants of 8,080 shares of common stock of the Company at the fair market value on May 18, 2015, and $40,000 in director fees for the fiscal year ended December 31, 2015, in accordance with the 2013 Plan. For the fiscal year ending December 31, 2015, the annual payment of $40,000 of directors’ fees increased to $80,000 per annum payable half in cash and half in options or restricted stock. The exercise price of options or restricted stock will equal or exceed the fair market value of the common stock on the date of grant and shall vest in full on such date. The Company will reimburse all directors for reasonable expenses incurred traveling to and from Board of Directors meetings. The Company does not pay employee directors any compensation for services as a director. Non-employee directors who serve as chairman of committees will earn an additional $10,000 per annum for such services.

Name	Fees Earned or Paid in Cash ($)(1)	Restricted Stock Awards ($)(2)	Total ($)
Michael Serruya	$50,000	$40,000	$90,000
Richard E. Perlman	$50,000	$40,000	$90,000
Nicholas Giannuzzi	$40,000	$40,000	$80,000
Eugene M. Bullis	$50,000	$40,000	$90,000

(1)	Each non-employee director in 2015 was paid a directors fee of $40,000 for the fiscal year ended December 31, 2015.
(2)	Each non-employee director in 2015 received fully vested stock grants of 8,080 shares of common stock of the Company at the fair market value on May 18, 2015, in lieu of $40,000 in director fees for the fiscal year ended December 31, 2015 in accordance with the 2013 Plan. The amounts in the “Restricted Stock Awards” column reflect the aggregate grant date fair value of restricted stock granted during the year computed in accordance with the provisions of FASB ASC Topic 718. For a description of these restricted stock awards, see the first paragraph of this “Compensation of Directors” section.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

To our knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no federal or state judicial or administrative orders, judgments or decrees or findings, no violations of any federal or state securities law, and no violations of any federal commodities law material to the evaluation of the ability and integrity of any director (existing or proposed) or executive officer (existing or proposed) of the Company during the past ten (10) years.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2015, with respect to compensation plans under which equity securities of the Company are authorized for issuance. For a description of the terms of the Company’s 2013 Plan, please see “Executive Compensation — 2013 Employee, Director and Consultant Equity Incentive Plan.”

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,672,578	$5.05	3,101,414
Equity compensation plans not approved by security holders —	—	—	—

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of The NASDAQ Stock Market, has furnished the following report:

The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the Board of Directors, which is available on our website at www.togrp.com. This committee reviews and reassesses our charter annually and recommends any changes to the Board of Directors for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Grant Thornton LLP. In fulfilling its responsibilities for the financial statements for fiscal year December 31, 2015, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2015 with management and Grant Thornton LLP, our independent registered public accounting firm;
•	Discussed with Grant Thornton LLP the matters required to be discussed in accordance with Auditing Standard No. 16 — Communications with Audit Committees; and
•	Received written disclosures and the letter from Grant Thornton LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP communications with the Audit Committee and the Audit Committee further discussed with Grant Thornton LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Grant Thornton LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K, for the fiscal year ended December 31, 2015 for filing with the SEC.

Members of The ONE Group Hospitality, Inc.
Audit Committee

Eugene M. Bullis
Richard E. Perlman
Michael Serruya

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in the ownership of our common stock and other equity securities. Such persons are required to furnish us copies of all Section 16(a) filings.

Based solely upon a review of the copies of the forms furnished to us, our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, were filed on a timely basis, except that one report covering one transaction was filed late by each of Richard Perlman and Michael Serruya.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Mr. Segal is the Chief Executive Officer, a director and a principal stockholder of the Company. As of April 28, 2016, Mr. Segal beneficially owned approximately 29% of our issued and outstanding common stock.

Related Party Indebtedness

On October 20, 2011, we, and our subsidiaries One 29 Park Management, LLC, STK — Las Vegas, LLC and STK Atlanta, LLC, entered into a credit agreement with Herald National Bank (now BankUnited, N.A.) for a revolving credit line of up to $3,000,000.00. We pledged collateral securing our and the other borrowers’ obligations to Herald National Bank (now BankUnited, N.A.) under the loan agreement, including the pledge of our equity interests in the other borrowers. Interest on amounts borrowed under the agreement accrues and is payable on a monthly basis at an annual rate equal to the greater of (i) the prime rate plus 1.75% or (ii) 5.0% and is payable monthly in arrears. Principal is repayable in nine consecutive monthly payments beginning on the first day of the fourth month following the date of each advance under the credit agreement. In connection with our entering into the credit agreement, Mr. Segal, RCI II, Ltd. and Talia, Ltd each entered into subordination agreements with Herald National Bank (now BankUnited, N.A.). In addition, Mr. Segal personally guaranteed this loan from Herald National Bank (now BankUnited, N.A.), and in exchange, we agreed to pay him a 3% annual “guaranty fee.” On January 24, 2013, the parties entered into Amendment No. 1 to the credit agreement, which extended the commitment period under the agreement until April 30, 2015 and the final maturity date until April 30, 2015, increased the commitment under the agreement to $5,000,000.00, and added additional subsidiaries as borrowers. As of December 31, 2013, the amounts borrowed by us that were outstanding under this line of credit were $4,316,865. On October 15, 2013, we entered into an amendment to the credit facility whereby BankUnited agreed, upon effectiveness of the Merger, to the release and termination of the Jonathan Segal guarantee and pledge, certain subordination agreements of Jonathan Segal and related entities and the release of the assignment of the proceeds of the key-man life insurance policy on the life of Mr. Segal. The amendment also imposed certain post-closing obligations on us, including executing a guarantee in favor of BankUnited unconditionally guaranteeing all of the obligations of the borrowers and the pledge of all of the membership interests of One Group owned by the Company. This post-closing obligation was met on October 25, 2013 when we entered into the Pledge Agreement and Guarantee Agreement with BankUnited, N.A. On June 3, 2014, we entered into Amendment No. 3 to the credit agreement to adjust the commitment termination date to October 31, 2014 and the maturity date to October 31, 2015, on August 6, 2014, we entered into Amendment No. 4 and Addendum to the credit agreement to, among other things, increase available borrowings under the credit agreement to $9.1 million, as well as update certain definitions, add additional subsidiaries as borrowers, remove the advance ratio covenant and add a debt service coverage ratio calculation and on October 31, 2014, we entered into Amendment No. 5 and Addendum to the credit agreement to add one additional subsidiary as a borrower. On December 17, 2014, we entered into a Term Loan Agreement with BankUnited, N.A. in the amount of $7,475,000 maturing December 1, 2019 (the “Term Loan Agreement”). The Term Loan Agreement replaced the existing credit agreement which was terminated and the aggregate principal amount of the existing loans outstanding of $6,395,071 was converted into the Term Loan Agreement. On June 2, 2015, we entered into a second term loan agreement (“Second Term Loan Agreement”) with BankUnited, N.A., wherein BankUnited, N.A. agreed to make multiple advances to the Borrowers in the aggregate principal amount of up to $6,000,000 maturing on September 1, 2020. The amounts outstanding under the Term Loan Agreement and the Second Term Loan Agreement as of April 28, 2016, are approximately $5,600,000 and $6,000,000 respectively.

Lease Guarantees

Mr. Segal is a limited personal guarantor of the leases for the STK Miami premises with respect to certain covenants under the lease relating to construction of the new premises and helping the landlord obtain a new liquor license for the premises in the event of termination of the lease. Mr. Segal is a limited personal guarantor of the leases for the Bagatelle New York premises with respect to JEC II, LLC’s payment and performance under the lease.

Personal Interests in Subsidiaries

Mr. Segal currently owns 85% of Hip Hospitality LLC, which owns 50% of Bagatelle America, LLC (“Bagatelle America”). Mr. Giannuzzi also currently owns 5% of Bagatelle America. Bagatelle America is the Manager of our Bagatelle La Cienega, LLC and Bagatelle Little West 12th LLC subsidiaries, which own and operate our Bagatelle — LA and Bagatelle — NY restaurants, respectively. As Manager, Bagatelle America receives an annual management fee of 5% of the Adjusted Gross Revenue (as defined in the management agreements with each subsidiary). Bagatelle America is also the holder of the trademark for “Bagatelle,” which it licenses royalty free to Bagatelle La Cienega, LLC and Bagatelle Little West 12th LLC.

Mr. Segal also owns 100% of TGF Holdings, LLC, which owns 10% of W15 Properties, LLC. W15 Properties, LLC is a holding company for the property that currently accommodates the 408 Venture.

Related Party Services

Prior to the Merger, Nicholas Giannuzzi and Triple GGG, LLC (an entity managed by Nicholas Giannuzzi) were principal stockholders of the Company. Mr. Giannuzzi is the managing partner of The Giannuzzi Group, LLP, a law firm that provides legal services to the Company and its subsidiaries. In 2014 and 2015, we paid The Giannuzzi Group, LLP approximately $552,000 and $547,000 for legal services rendered, respectively. In addition, The Giannuzzi Group, LLP subleases its office space from the Company, for which it currently pays the Company $15,500 per month. The sublease expires in August 2021.

Policy for Approval of Related Person Transactions

Our Audit Committee was established in November 2013, is comprised of independent directors and will review and approve all related-party transactions entered into after committee was established.

Pursuant to the written charter of our audit committee, the audit committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any parties related to us, including our executive officers, our directors, beneficial owners of more than 5% of our securities, immediate family members of the foregoing persons and any other persons whom our Board of Directors determines may be considered related parties under Item 404 of Regulation S-K, has or will have a direct or indirect material interest.

In reviewing and approving such transactions, the audit committee shall obtain, or shall direct our management to obtain on its behalf, all information that the committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion shall be held of the relevant factors if deemed to be necessary by the committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the committee. This approval authority may also be delegated to the chairman of the audit committee in some circumstances.

The audit committee or its chairman, as the case may be, shall approve only those related party transactions that are determined to be in, or not inconsistent with, the best interests of us and our stockholders, taking into account all available facts and circumstances as the committee or the chairman determines in good faith to be necessary in accordance with principles of Delaware law generally applicable to directors of a Delaware corporation. These facts and circumstances will typically include, but not be limited to, the benefits of the transaction to us; the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. No member of the audit committee shall participate in any review, consideration or approval of any related party transaction with respect to which the member or any of his or her immediate family members has an interest.

ELECTION OF DIRECTOR

(Notice Item 1)

On March 28, 2016, the Board of Directors nominated Jonathan Segal for election at the annual meeting. The Board of Directors currently consists of five members, classified into three classes as follows: Jonathan Segal constitutes a class with a term which expires at the upcoming annual meeting; Michael Serruya and Richard E. Perlman constitute a class with a term ending in 2017; and Eugene M. Bullis and Nicholas Giannuzzi constitute a class with a term ending in 2018. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

The Board of Directors has voted to nominate Jonathan Segal as a Class III director for election at the annual meeting for a term of three years to serve until the 2019 Annual Meeting of Stockholders, and until his respective successor is elected and qualified subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. The Class II directors (Eugene M. Bullis and Nicholas Giannuzzi) and the Class I directors (Michael Serruya and Richard E. Perlman) will serve until the Annual Meetings of Stockholders to be held in 2018 and 2017, respectively, and until their respective successors have been elected and qualified, subject, however, to such directors’ earlier death, resignation, retirement, disqualification or removal.

Unless authority to vote for this nominee is withheld, the shares represented by the enclosed proxy will be voted FOR the election as director of Jonathan Segal. In the event that the nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee’s place. We have no reason to believe that the nominee will be unable or unwilling to serve as a director.

Required Vote

A plurality of the shares voted for the nominee at the Meeting is required to elect such nominee as a director.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF JONATHAN SEGAL AS DIRECTOR, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Notice Item 2)

The Audit Committee has appointed Grant Thornton LLP, as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2016. In connection with the closing of the Merger, Grant Thornton LLP, which was the independent registered public accounting firm for One Group prior to the Merger, became the independent registered public accounting firm for us, and Rothstein Kass was dismissed effective on the date of the closing of the Merger (October 16, 2013), as our independent registered public accounting firm. Grant Thornton LLP audited our financial statements for the fiscal year ended December 31, 2015. We expect that representatives of Grant Thornton LLP will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

In deciding to appoint Grant Thornton LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Grant Thornton LLP and concluded that Grant Thornton LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2016.

The following table presents fees for professional audit services rendered by Grant Thornton LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2015 and December 31, 2014, and fees billed for other services rendered by Grant Thornton LLP during those periods.

	2015	2014
Audit fees:(1)	$506,229	$390,804
Audit related fees:	—	—
Tax fees:	—	—
All other fees:	—	—
Total	$506,229	$390,804

(1)	Audit fees consisted of audit work performed in the preparation and audit of the annual financial statements, review of quarterly financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, such as the provision of consents and comfort letters in connection with the filing of registration statements, Current Reports on Form 8-K and related amendments and statutory audits.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Public Accountant

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4. Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

Required Vote

The affirmative vote of a majority of the votes cast by the stockholders present or represented by proxy and entitled to vote at the annual meeting affirmatively or negatively at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION AS DISCLOSED
IN THIS PROXY STATEMENT

(Notice Item 3)

We are seeking your advisory vote as required by Section 14A of the Securities Exchange Act of 1934, as amended, on the approval of the compensation of our named executive officers as described in the Executive Officer and Director Compensation section of this proxy statement in the compensation tables and related disclosures. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board of Directors. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. We have determined to hold an advisory vote to approve the compensation of our named executive officers annually, and the next such advisory vote will occur at the 2017 Annual Meeting of Stockholders.

The objective of the compensation program for our named executive officers is to motivate and reward fairly those individuals who perform over time at or above the levels that we expect and to attract, as needed, and retain individuals with the skills necessary to achieve our objectives. Our compensation program is also designed to reinforce a sense of ownership and to link compensation to the Company’s performance as well as the performance of each of our named executive officers.

We rely on qualified, highly skilled and talented employees who have experience in the restaurant and hospitality industries to execute our business plan and strategy. Thus, our compensation program is patterned in a manner similar to companies in these industries in order to attract and retain talented employees who may have other opportunities in these industry areas.

Our compensation program consists of these general elements:

•	a fixed portion of compensation to retain and provide a base level of compensation to our named executive officers; and
•	a performance element to incentivize our named executive officers to achieve superior corporate performance.

In determining the total amount and mixture of the compensation for each of our named executive officers, the Compensation Committee subjectively considers the overall value to us of each named executive officer in light of numerous factors, including, but not limited to, the following:

•	our competitive position;
•	our financial performance and the contribution of each individual to our financial performance;
•	individual performance, including past and expected contribution to our corporate goals and execution of our business plan and strategy; and
•	our long-term needs and operational goals, including attracting and retaining key management personnel.

In 2015, Mr. Segal, Mr. Goldfinger and Mr. Inserra did not receive bonuses. For additional information about compensation arrangements with Mr. Inserra, see “Executive Officer and Director Compensation — Employment Agreements with Executive Officers — Chief Operating Officer.”

The Compensation Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and objectives and in achieving our goals.

Because your vote is advisory, it will not be binding on our Compensation Committee or our Board of Directors, nor will it directly affect or otherwise limit any compensation or award arrangements that have already been granted to any of our named executive officers. However, the Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation. In accordance with the rules recently adopted by the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the 2016 annual meeting:

“RESOLVED, that the compensation paid to the named executive officers of The ONE Group Hospitality, Inc., as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and the related material disclosed in this proxy statement, is hereby APPROVED.”

Required Vote

The affirmative vote of a majority of the votes cast by the stockholders present or represented by proxy and entitled to vote at the annual meeting affirmatively or negatively at the annual meeting is required to approve, on an advisory basis, this resolution.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is posted on our website at www.togrp.com and is incorporated by reference as an exhibit to our Annual Report on Form 10-K. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of NASDAQ.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2017 Annual Meeting of Stockholders, we must receive stockholder proposals (other than for director nominations) no later than February 1, 2017 and no earlier than January 2, 2017. To be considered for presentation at the 2017 Annual Meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no later than February 1, 2017 and no earlier than January 2, 2017. Proposals that are not received in a timely manner will not be voted on at the 2017 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Security Holder Communication, Board of Directors at The ONE Group Hospitality, Inc., 411 W. 14th Street, 2nd Floor, New York, NY 10014.

New York, New York 10014
April 29, 2016

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

THE ONE GROUP HOSPITALITY, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Time, on May 31, 2016.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEE LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3.

1. Election of one Class III Director to hold office until the 2019 Annual Meeting:

   NOMINEE: (01) ◯ Jonathan Segal

   FOR NOMINEE ☐ WITHHOLD AUTHORITY FOR NOMINEE ☐

   FOR ☐ AGAINST ☐ ABSTAIN ☐

   FOR ☐ AGAINST ☐ ABSTAIN ☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THE SHARES REPRESENTED WILL BE NOMINATED "FOR" THE NOMINEE LISTED IN PROPOSAL 1, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3, AND IN ACCORDANCE WITH THE PROXIES' DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature________________________________ **Signature, if held jointly**________________________________ **Date**____________, **2016.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

The Notice of Annual Meeting, Proxy Statement and 2015 Annual Report are available on the Company's website at http://www.togrp.com/proxy.html

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THE ONE GROUP HOSPITALITY, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 1, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE ONE GROUP HOSPITALITY, INC.

The undersigned, having received notice of the meeting and management's proxy statement thereof, and revoking all prior proxies, hereby appoint(s) Jonathan Segal and Samuel Goldfinger, and each of them, as proxies or proxy of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of THE ONE GROUP HOSPITALITY, INC. (the "Company") to be held at STK, 26 Little West 12th Street, New York, NY 10014, 3rd Floor, on Wednesday, June 1, 2016 at 11:00 a.m. local time, and at any adjournment sessions thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned will be entitled to vote or act upon with all the powers the undersigned would possess if personally present.

PLEASE VOTE, DATE, AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Comments:____

____

____

(Continued, and to be marked, dated and signed, on the reverse side)